UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
September 9, 2009
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On September 9, 2009, Callon Petroleum Company announced that Callon Petroleum Operating Company, a subsidiary of Callon Petroleum Company, executed a Purchase and Sale Agreement providing for the purchase of certain mineral interests for $16.25 million.  The proposed purchase is effective September 1, 2009 and the seller is Ambrose Energy I, Ltd., a subsidiary of ExL Petroleum LP.  The foregoing description of the Purchase and Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 7.  Regulation FD

Item 7.01  Regulation FD Disclosure

A copy of the press release announcing the acquisition described in Item 1.01 is attached as Exhibit 99.1 to this Form 8-K.  This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement by and between Callon Petroleum Operating Company and Ambrose Energy I, Ltd. dated September 9, 2009*.

99.1
Press release dated September 10, 2009 announcing the purchase of certain mineral interests from Ambrose Energy I, Ltd. effective September 1, 2009 for $16.25 million. (furnished pursuant to Item 7.01)

*
The exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Callon will furnish a copy of such schedules to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

September 11, 2009	By:	/s/ B.F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement by and between Callon Petroleum Operating Company and Ambrose Energy I, Ltd. dated September 9, 2009.

99.1
Press release dated September 10, 2009 announcing the purchase of certain mineral interests from Ambrose Energy I, Ltd. effective September 1, 2009 for $16.25 million. (furnished pursuant to Item 7.01)